--------------------------------------------------------------------------------


                                   Exhibit 6.1

                     Financial Services Consulting Agreement
                           Intrepid International Ltd.

--------------------------------------------------------------------------------

                             Intrepid International
                               Financial Services
                              CONSULTING AGREEMENT

This Agreement is made by and between INTREPID INTERNATIONAL, LTD., a Nevada Corporation, (hereafter "IIL"), and EWORLD TRAVEL CORP. a Nevada Corporation, (hereafter "Client") and dated December 15, 1998. In consideration of the mutual promises contained herein, and on the terms and conditions herein set forth, the parties agree as follows:

     1. Retainer Agreement.

     Intrepid International, Ltd. is hereby retained as financial services consultants for the Client, consistent with that certain DESCRIPTION OF MISSION AND SERVICES OFFERED, a copy of which is Attachment 1 to this Consulting Agreement, and incorporated herein by this reference as though fully set forth herein. Among the services to be provided and contemplated by this arrangement are the services of its President, Kirt W. James (billable at $125.00/hr), its prime consultant, J. Dan Sifford Jr. (billable at $200.00/hr), and such incidental secretarial services (billable at $85.00/hr) as may be reasonably and necessarily performed by its secretary. Additional services may be performed by subcontractors of IIL, subject to arrangements approved by Client in advance.

     2. Services

     IIL agrees to provide, as requested, the widest possible range of and Financial Consulting services, to Management of Client, subject to, limited by and consistent with that certain DESCRIPTION OF MISSION AND SERVICES OFFERED, a copy of which is Attachment 1 to this Consulting Agreement, and incorporated herein by this reference as though fully set forth herein. Such services include, as requested by Client, coordination of public relations, shareholder relations, audit coordination, certificate and transfer coordination, coordination of relationships with market-makers and broker dealers in the securities of Client and consulting services, incidental analysis and, where appropriate, and subject to the accompanying ATTORNEY DISCLOSURE AGREEMENT, written legal opinions by IIL Counsel acting, as requested by Client, as Special Securities Counsel with Limited Authority, and the preparation and coordination of annual, quarterly and current filings as may be required of the Client pursuant to the Securities and Exchange Act of 1934 and Regulations of the Securities and Exchange Commission promulgated pursuant to the 1934 Act.

     3. Compensation

     In consideration for such services, Client agrees to pay IIL pursuant to fee schedule set forth in paragraph 1 above. Billings for services shall be invoiced by IIL and paid upon receipt.

     4. Payment of Expenses

     IIL must secure in writing approval in advance for any expense that may be contracted on behalf of Client in excess of $400 in the aggregate. Expenses, if approved, are to be invoiced by IIL and paid upon receipt. In addition to charges for services, Client will be billed for all normal and incidental identifiable costs such as copying charges, telephone

Financial Services
CONSULTING AGREEMENT    Page 2


expenses, delivery fees, filing fees, and transcription fees; however, travel expenses, expert witness fees and other extraordinary charges will not be incurred without prior approval.

     5. Unpaid Charges

     It is agreed that if at any time any invoice rendered by this Firm to Client for investment banking, appropriate legal services and expenses remains unpaid for any reason for longer than 30 days, we shall have the right to discontinue performance of further services and to withdraw as your attorneys, regardless of the status of any matter in which we will be involved and regardless of any event or proceeding which may then be pending, unless we have reached a subsequent written agreement with respect thereto.

     6. Late Charges

     An amount past due will incur a late charge, after 30 days, of 1.5% per month (18% per annum) of the total unpaid balance. Late charges will continue to accrue at the same rate on any unpaid balance during any collection efforts and until the entire bill is paid in full, unless a subsequent agreement with respect to such charges is made and reduced to writing. Should it become necessary to seek collection of any past due statement, you agree to pay all reasonable costs of collection including reasonable attorneys' fees and all interest incurred.

     7. Arbitration of Any Disputes

     It is agreed that any dispute arising our of this Agreement, or the Firm's representation of you, shall be resolved by binding arbitration in Las Vegas, Nevada, by the American Arbitration Association.

     8. Liability of IIL

     In furnishing Client with advice and other services as requested, neither IIL nor any owner, employee or agent of IIL, shall be liable to Client or its creditors for ordinary errors of judgment or for anything except gross negligence, wilful malfeasance, or bad faith, in the performance of its duties or reckless disregard of its obligations and duties under the terms of this agreement. It is further understood and agreed that IIL may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, IIL shall not be accountable for any loss suffered by Client by reason of Client's action or non-action on the basis of advice, recommendation or approval of IIL, its owners, employees or agents.

     9. Good Faith and Fair Dealing

     All parties to this agreement hereby covenant expressly to deal with each other honestly, fairly and in good faith in all respects, and to provide each other with reasonable further assurances in furtherance of their mutual performances with respect to this Agreement.

Financial Services
CONSULTING AGREEMENT    Page 3


     10. Independent Contractor

     IIL is and shall at all times be understood and deemed to be an independent contractor without authority to act or represent Client or its clients, except as provided or authorized in this agreement.

     11. Non-exclusivity

     Client recognizes and acknowledges that this agreement is non-exclusive, and that accordingly IIL now renders and may in the future render services to other clients, some of which may be of a nature similar to those agreed to be performed herein, or to clients with similar businesses, needing similar advice. IIL is and shall be free to render any such service or advice and shall not be required to devote full-time and attention to its obligations under this agreement, but only such amount as is reasonably necessary.

     12. Control

     Nothing contained herein shall be deemed to require any action by any Corporation contrary to law or its constituent documents or to relieve the board of directors thereof from responsibility for control of the affairs of such corporation.

     13. Ownership of Files and Records

     Except as to original records or any records or files which we accept upon the understanding that they belong to you, it hereby is agreed that all files, copies of documents, correspondence or other materials which we may accumulate in connection with your representation, including copies of materials filed with any regulatory agency, shall be the property of IIL. Upon the termination of the engagement, IIL will return any property belonging to you upon your request. Copies of our files and other materials which IIL may have accumulated during our representation will be made available to Client at its expense; however, it is specifically agreed that IIL shall have the right, in its discretion, to dispose of these files at such times as it determines reasonably that such files need not be retained any longer. After such destruction, such files will no longer be available.

     14. Termination

     The term of this agreement shall begin with the complete execution hereof, and shall continue in effect for until terminated by either party in writing. Upon termination, all accrued charges shall be promptly invoiced and paid.

     15. Miscellaneous

     This agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings, if any, of any and every kind and nature, between them. This agreement is made and shall be construed and interpreted according to the laws of the Client's place of Incorporation if that be Nevada or Texas, and if not, pursuant to the laws of the State of Nevada.

Financial Services
CONSULTING AGREEMENT    Page 4


     Accordingly the parties cause this agreement to be signed by their duly authorized representative, as of the date written below.



                          Intrepid International, Ltd.

                                       by





                                       /s/
                           ---------------------------
                            Kirt W. James, President




The above is understood and agreed to and I state under the penalties of perjury that I am authorized to execute this letter agreement:

                                                             eWorld Travel Corp.



Date:   12/15/98                                By: /s/
      --------------------------                  ------------------------------
                                                    Gerald Yakimishyn, President